EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Second Quarter 2022 Results
•Declared quarterly distribution of $0.4714 per unit; 32nd consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the second quarter of 2022 of $16.4 million, or $0.47 per limited partner unit, a decrease of $8.7 million compared to second quarter 2021 of $25.1 million. The Partnership's performance for the second quarter of 2022 was the result of solid operational performance across all ethylene units as well as positive margins on third party sales. The second quarter of 2021 benefited from an $8.7 million buyer deficiency fee as well as recovery of certain other costs from Westlake Corporation ("Westlake") attributable to an unplanned outage that occurred in the first half of 2021. The difference in net income for the second quarter of 2022 as compared to the second quarter of 2021 was primarily due to the recognition of the buyer deficiency fee during the prior-year period and lower margins on third party ethylene sales as a result of higher feedstock and fuel costs. Cash flows from operating activities in the second quarter of 2022 were $120.9 million, a decrease of $10.8 million compared to second quarter 2021 cash flows from operating activities of $131.7 million. The decrease in cash flows from operating activities was due to lower net income. For the three months ended June 30, 2022, MLP distributable cash flow was $19.6 million, a decrease of $5.9 million compared to second quarter 2021 MLP distributable cash flow of $25.5 million. The decrease in MLP distributable cash flow was primarily attributable to the buyer deficiency fee and higher margins on third party ethylene sales during the second quarter of 2021 partially offset by higher production volumes and lower operating costs in the second quarter of 2022.
Second quarter 2022 net income attributable to the Partnership of $16.4 million was comparable to first quarter 2022 net income of $16.2 million. Second quarter 2022 cash flows from operating activities of $120.9 million increased by $16.1 million compared to first quarter 2022 cash flows from operating activities of $104.8 million. The increase in cash flows from operating activities was primarily due to a reduction in working capital. Second quarter 2022 MLP distributable cash flow of $19.6 million was comparable to first quarter 2022 MLP distributable cash flow of $19.3 million.
"The Partnership's performance in the second quarter of 2022 reflects continuing strong production volumes across all of our ethylene units. We are well positioned to continue to deliver solid distributions as a result of our sales agreement with Westlake that provides a fixed margin on 95% of our production," said Albert Chao, President and Chief Executive Officer. "As we look ahead to the second half of 2022, we remain confident in continuing to provide premium value, strong returns and predictable cash flows to our unitholders."
On July 12, 2022, both the Partnership and Westlake Chemical OpCo LP ("OpCo") entered into amendments to each of their senior unsecured revolving credit agreements with Westlake. These amendments extend the maturity dates to July 2027 and provide for the replacement of the London Interbank Offered Rate with the Secured Overnight Financing Rate, as administered by the Federal Reserve Bank of New York ("SOFR"), plus revised credit spreads and applicable margins for SOFR.
On August 1, 2022, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the second quarter of 2022 of $0.4714 per unit to be payable on August 25, 2022 to unitholders of record as of August 11, 2022, representing the 32nd consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 1.01x the declared distributions for the second quarter of 2022.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.

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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the ability to deliver value, returns, predictable cash flows and distributions to unitholders, and the expectation that strong production will continue are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, the COVID-19 pandemic and the response thereto; operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC in March 2022, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which was filed with the SEC in May 2022.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' second quarter 2022 results will be held Tuesday, August 2, 2022 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call by phone, please register at: https://register.vevent.com/register/BI770b013956e543e090a2a540520a4a97. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/nam5wr7h and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

A replay of the conference call will be available beginning two hours after the earnings call concludes at https://edge.media-server.com/mmc/p/nam5wr7h.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$365,112	$240,956	$655,769	$460,759
Net co-product, ethylene and other sales—third parties	83,673	81,273	155,416	129,677
Total net sales	448,785	322,229	811,185	590,436
Cost of sales	351,483	191,200	622,444	371,708
Gross profit	97,302	131,029	188,741	218,728
Selling, general and administrative expenses	9,919	8,269	18,146	16,942
Income from operations	87,383	122,760	170,595	201,786
Other income (expense)
Interest expense—Westlake	(2,859)	(2,224)	(5,058)	(4,460)
Other income, net	90	21	65	28
Income before income taxes	84,614	120,557	165,602	197,354
Income tax provision	175	263	338	438
Net income	84,439	120,294	165,264	196,916
Less: Net income attributable to noncontrolling interests in Westlake Chemical OpCo LP ("OpCo")	68,001	95,195	132,632	156,671
Net income attributable to Westlake Partners	$16,438	$25,099	$32,632	$40,245

Net income per limited partners unit attributable to Westlake Partners (basic and diluted)
Common units	$0.47	$0.71	$0.93	$1.14

Distributions declared per unit	$0.4714	$0.4714	$0.9428	$0.9428

MLP distributable cash flow	$19,584	$25,538	$38,875	$41,783

Distributions declared
Limited partner units—publicly and privately held	$9,938	$9,938	$19,881	$19,874
Limited partner units—Westlake	6,657	6,657	13,314	13,314
Total distributions declared	$16,595	$16,595	$33,195	$33,188
EBITDA	$118,482	$151,483	$232,951	$258,058

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2022	December 31, 2021

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$18,369	$17,057
Receivable under the Investment Management Agreement—Westlake	129,363	106,243
Accounts receivable, net—Westlake	104,920	142,791
Accounts receivable, net—third parties	41,444	5,825
Inventories	7,448	8,898
Prepaid expenses and other current assets	67	396
Total current assets	301,611	281,210
Property, plant and equipment, net	1,016,726	1,043,539
Other assets, net	143,790	155,949
Total assets	$1,462,127	$1,480,698

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$92,019	$106,796
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	1,493	1,530
Total liabilities	493,186	508,000
Common unitholders—publicly and privately held	481,453	481,796
Common unitholder—Westlake	54,526	54,754
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	293,407	293,978
Noncontrolling interest in OpCo	675,534	678,720
Total equity	968,941	972,698
Total liabilities and equity	$1,462,127	$1,480,698
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2022	2021

	(In thousands of dollars)
Cash flows from operating activities
Net income	$165,264	$196,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,291	56,244
Net loss on disposition and other	6,801	2,150
Other balance sheet changes	(8,689)	31,808
Net cash provided by operating activities	225,667	287,118
Cash flows from investing activities
Additions to property, plant and equipment	(32,334)	(27,289)
Maturities of investments with Westlake under the Investment Management Agreement	147,000	83,000
Investments with Westlake under the Investment Management Agreement	(170,000)	(182,000)
Other	—	126
Net cash used for investing activities	(55,334)	(126,163)
Cash flows from financing activities
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(135,818)	(127,258)
Quarterly distributions to unitholders	(33,203)	(33,186)
Net cash used for financing activities	(169,021)	(160,444)
Net increase in cash and cash equivalents	1,312	511
Cash and cash equivalents at beginning of period	17,057	17,154
Cash and cash equivalents at end of period	$18,369	$17,665

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2022	2021	2022	2021

	(In thousands of dollars)
Net cash provided by operating activities	$104,810	$120,857	$131,710	$225,667	$287,118
Changes in operating assets and liabilities and other	(23,985)	(36,418)	(11,416)	(60,403)	(90,202)
Net Income	80,825	84,439	120,294	165,264	196,916
Add:
Depreciation, amortization and disposition of property, plant and equipment	34,253	31,469	28,734	65,722	57,632
Less:
Contribution to turnaround reserves	(7,204)	(7,284)	(12,463)	(14,488)	(24,795)
Maintenance capital expenditures	(13,453)	(10,372)	(14,344)	(23,825)	(26,087)
Distributable cash flow attributable to noncontrolling interest in OpCo	(75,130)	(78,668)	(96,683)	(153,798)	(161,883)
MLP distributable cash flow	$19,291	$19,584	$25,538	$38,875	$41,783

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2022	2021	2022	2021

	(In thousands of dollars)
Net cash provided by operating activities	$104,810	$120,857	$131,710	$225,667	$287,118
Changes in operating assets and liabilities and other	(23,985)	(36,418)	(11,416)	(60,403)	(90,202)
Net Income	80,825	84,439	120,294	165,264	196,916
Less:
Other income (expense), net	(25)	90	21	65	28
Interest expense	(2,199)	(2,859)	(2,224)	(5,058)	(4,460)
Income tax provision	(163)	(175)	(263)	(338)	(438)
Income from operations	83,212	87,383	122,760	170,595	201,786
Add:
Depreciation and amortization	31,282	31,009	28,702	62,291	56,244
Other income (expense), net	(25)	90	21	65	28
EBITDA	$114,469	$118,482	$151,483	$232,951	$258,058